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                                                                 EXHIBIT 25(a)


                                  FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

      Statement of Eligibility Under the Trust Indenture Act of 1939 of a
                   Corporation Designated to Act as Trustee


     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)


            FIRST INTERSTATE BANK OF NEVADA, NATIONAL ASSOCIATION
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             (Exact name of trustee as specified in its charter)


                              U.S. NATIONAL BANK
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  (Jurisdiction of incorporation or organization if not a U.S. national bank)


                                  88-0041996
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                   (I.R.S. Employer Identification Number)


           3800 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada
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                   (Address of principal executive offices)


                                    89109
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                                  (Zip Code)


  First Interstate Bank of Nevada, N.A., 3800 Howard Hughes Parkway Suite 200,
        Las Vegas, Nevada 89109, Attn: Legal Department (702) 791-6147
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          (Name, address and telephone number of agent for service)


                       Circus Circus Enterprises, Inc.
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             (Exact name of obligor as specified in its charter)


                                    Nevada
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        (State or other jurisdiction of incorporation or organization)


                                  88-0121916
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                     (I.R.S. Employer Identification No.)


              2800 Las Vegas Boulevard South, Las Vegas, Nevada
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                   (Address of principal executive offices)


                                    89109
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                                  (Zip Code)


         Senior Secured Debt Securities with First Interstate Bank of
                           Nevada, N.A., as Trustee
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                     (Title of the indenture securities)

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Item 1.     (a)  Office of the Comptroller of the Currency
                 50 Fremont Street, Suite 3900
                 San Francisco, CA 91405

                 Federal Deposit Insurance Corporation
                 25 Ecker Street, Suite 2300
                 San Francisco, CA 94150

            (b)  Yes

Item 2.     The obligor is not an affiliate of the Trustee.

Item 3. As of December 31, 1994 First Interstate Bancorp, the parent corporation of First Interstate Bank of Nevada, N.A., had the following shares of voting securities outstanding:

            Column A.                Column B.

            Common Stock             74,203,480

First Interstate Bancorp owns all of the voting securities of First Interstate Bank of Nevada, N.A. of which 5,000,000 shares of common stock is authorized.

Item 4.     (a)  First Interstate Bank of Nevada, N.A., Trustee for

                 $100,000,000   10 5/8 Senior Subordinated Notes
                                Dated 6-18-90   Due 6-15-97

                 $150,000,000   6 3/4 Senior Subordinated Notes
                                Dated 7-21-93   Due 7-15-03

                 $150,000,000   7 5/8 Senior Subordinated Debentures
                                Dated 7-21-93   Due 7-15-13

            (b) The securities subject to this T-1 will rank senior to the current issues. However, no conflict will exist until any of the securities is in default at which time the trustee will eliminate such conflict or, unless otherwise provided for under the Trust Indenture Act of 1939, as amended, resign with respect to the securities that are the subject of this T-1.

Item 5.     Not applicable.

Item 6.     Not applicable.

Item 7.     Not applicable.

Item 8.     Not applicable.

Item 9.     Not applicable.

Item 10.    Not applicable.

Item 11.    Not applicable.

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Item 12.     As of July 5, 1995


      Column A                     Column B                Column C
      --------                     --------                --------
Nature of indebtedness:            Amount outstanding      Date due

$230,000,000 Revolving             $31,769,000             September 30, 2000
Line of Credit to Circus           (First Interstate
and Eldorado Joint Venture,         Bank of Nevada,
a Nevada general partnership        N.A. share)
of which Circus Circus
Enterprises, Inc., is a
general partner (First
Interstate Bank of Nevada,
N.A. is a participant in
that loan up to the amount
of $34,200,000)

$250,000,000 Revolving              $0 (First               September 30,
Line of Credit and                 Interstate Bank         1996, and
$500,000,000 Revolving             of Nevada, N.A.         September 30,
Line of Credit to Circus           has participated        1998,
Circus Enterprises, Inc.           out its share)          respectively
(First Interstate Bank of
Nevada, N.A. is a pro rata
participant up to the amount
of $25,000,000 for both of
these loans)

Item 13.      (a) None.

              (b) None.

Item 14.      Not applicable.

Item 15.      Not applicable.

Item 16.      List of Exhibits:

              1.   Articles of Association of First Interstate Bank of
              Nevada, N.A.

              2. Certificate of Authority to Commence Business by First Interstate Bank of Nevada, N.A.

              3. Authorization of First Interstate Bank of Nevada, N.A. to exercise corporate trust powers.

              4.   Bylaws of First Interstate Bank of Nevada, N.A.

              5.   Not applicable.

              6. Consent of First Interstate Bank of Nevada, N.A. required by Section 321(b) of the Act.

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              7.   1994 Annual Report of First Interstate Bancorp.

              8.   Not applicable.

              9.   Not applicable.


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                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, First Interstate Bank of Nevada, National Association, a U.S. National Bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Las Vegas, and State of Nevada, on the 22nd day of December, 1995.

                                       FIRST INTERSTATE BANK OF NEVADA, N.A.


                                                   /s/ ROSE ROBB
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                                       By:    Rose Robb
                                       Its:   Vice President